SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2006

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2304 Hancock Drive, Suite 5 Austin, Texas 78756
(Address of Principal Executive Offices)(Zip Code)

512-478-5717
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

       (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

On June 14, 2006, the Board of Directors of Saratoga Resources, Inc. approved a recommendation of the Stock Plan Administration Committee to grant 25,000 shares of common stock under the Company’s 2006 Employee and Consultant Stock Plan to the non-employee directors as compensation for service in such capacity.  Pursuant to such action, the Company issued 25,000 shares of common stock to each of Kevin Smith and Rex H. White, Jr.

Item 3.02.

Unregistered Sales of Equity Securities

See Item 1.01 above and 8.01 below.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 14, 2006, the Board of Directors of the Company approved an increase in the size of the board to three persons and appointed Rex H. White as a director of the Company.

Mr. White, age 73, is a self employed attorney, Board Certified in Oil, Gas and Mineral Law, with over 46 years of experience in the energy industry.  Prior to commencing his legal career, Mr. White worked as a petroleum geologist/geophysicist for approximately 10 years, including 7 years with Mobil Oil Corporation.  Mr. White’s long and distinguished career in the energy industry includes service as Special Counsel to the Texas Railroad Commission, Assistant Attorney General of the State of Texas, President of the Texas Independent Producer and Royalty Owners Association, and a Presidential appointment to The National Petroleum Council.  Mr. White holds a B.S. in Geology, a M.A. in Geology with a minor in Petroleum Engineering and a law degree all from the University of Texas.

There were no arrangements or understandings between Mr. White and any other person pursuant to which Mr. White was appointed as a director.

Item 8.01

Other Events.

On June 14, 2006, the Company appointed A.C. “Andy” Clifford as an advisory director and issued to Mr. Clifford 25,000 shares of common stock.

Mr. Clifford is a petroleum geologist/geophysicist with over 27 years of experience in domestic and international oil and gas exploration and production.  Mr. Clifford’s broad experience includes providing professional geological services on prospects throughout the United States and around the world as an independent consultant, as Vice President of Exploration for BHP Petroleum and as a Senior Geophysicist for BHP Petroleum, Kuwait Foreign Petroleum and Esso Exploration.  Mr. Clifford is a co-founder and Executive Vice President of Aurora Gas, LLC, an independent gas developer and producer with gas production operations in Cook Inlet, Alaska.  Mr. Clifford holds a B.Sc, with honors, in Geology with Geophysics from London University and is a frequent speaker and published author on a variety of energy industry topics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Dated:  June 14, 2006

By:

/s/ Thomas F. Cooke

Thomas F. Cooke

President

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